THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION UNDER SUCH ACT IS IN EFFECT OR PURSUANT TO AN EXEMPTION THEREFROM UNDER SUCH ACT. THIS WARRANT AND SUCH SHARES MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THIS WARRANT.

















                          PMC INTERNATIONAL, INC.


                        Common Stock Purchase Warrant

No. F-1                                                     December 24, 1996

     PMC International, Inc. (the "Company"), a Colorado corporation, for value received, hereby certifies that Bedford Capital Financial Corporation ("Warrant Holder"), or registered assigns, is entitled to purchase from the Company 130,000 duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company at the purchase price per share of $2.125, at any time or from time to time prior to 7:00 P.M., New York City time, on December 24, 2001, all subject to the terms, conditions and adjustments set forth below in this warrant (the "Warrant", such term to include any such warrants issued in substitution therefor).

     Certain capitalized terms used in this Warrant are defined in Section 12; references to a "Section" are, unless otherwise specified, to one of the sections of this Warrant.

     1.  EXERCISE OF WARRANT.


          1.1. MANNER OF EXERCISE. This Warrant may be exercised by the holder hereof, in whole or in part, during normal business hours on any Business Day, by surrender of this Warrant to the Company at its principal office, accompanied by a subscription in substantially the form attached to this Warrant (or a reasonable facsimile thereof) duly executed by such holder and accompanied by payment, in cash, by certified or official bank check payable to the order of the Company, or in the manner provided in Section 1.4 (or by any combination of such methods), in the amount obtained by multiplying (a) the number of shares of Common Stock (without giving effect to any adjustment thereof) designated in such subscription by (b) $2.125, and such holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock determined as provided in Sections 2 through 4.

          1.2 WHEN EXERCISE EFFECTIVE. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered to the Company as provided in Section 1.1, and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such exercise as provided in Section 1.3 shall be deemed to have become the holder or holders of record thereof.

          1.3 DELIVERY OF STOCK CERTIFICATES, ETC. As soon as practicable after each exercise of this Warrant, in whole or in part, and in any event within five Business Days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the holder hereof or, subject to Section 9, as such holder (upon payment by such holder of any applicable transfer taxes) may direct,

               (a) a certificate or certificates for the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock to which such holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash in an amount equal to the same fraction of the Market Price per share on the Business Day next preceding the date of such exercise, and

               (b) in case such exercise is in part only, a new Warrant or Warrants of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock equal (without giving effect to any adjustment thereof) to the number of such shares called for on the face of this Warrant minus the number of such shares designated by the holder upon such exercise as provided in Section 1.1.

          1.4 PAYMENT BY APPLICATION OF SHARES OTHERWISE ISSUABLE. Upon any exercise of this Warrant, the holder hereof may, at its option, instruct the Company, by written notice accompanying the surrender of this Warrant at the time of such exercise, to apply to the payment required by Section 1.1 such number of the shares of Common Stock otherwise issuable to such holder upon such exercise as shall be specified in such notice, in which case an amount equal to the excess of the aggregate Current Market Price of such specified number of shares on the date of exercise over the portion of the payment required by Section 1.1 attributable to such shares shall be deemed to have been paid to the Company and the number of shares issuable upon such exercise shall be reduced by such specified number.

                    (i) ADJUSTMENT OF COMMON STOCK ISSUABLE UPON EXERCISE. GENERAL; WARRANT PRICE. The number of shares of Common Stock which the holder of this Warrant shall be entitled to receive upon each exercise hereof shall be determined by multiplying the number of shares of Common Stock which would otherwise (but for the provisions of this Section 2) be issuable upon such exercise, as designated by the holder hereof pursuant to Section 1.1, by the fraction of which (a) the numerator is $2.125 and (b) the denominator is the Warrant Price in effect on the date of such exercise. The "Warrant Price" shall initially be $2.125 per share, shall be adjusted and readjusted from time to time as provided in this Section 2 and, as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by this Section 2.

       ADJUSTMENT OF WARRANT PRICE.

          ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. In case the Company at any time or from time to time after the date hereof shall issue or sell Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 2.3 or 2.4) without consideration or for a consideration per share less than the Current Market Price, then, and in each such case, subject to Section 2.7, such Warrant Price shall be reduced, concurrently with such issue or sale, to a price (calculated to the nearest .001 of a cent) determined by multiplying such Warrant Price by a fraction

               (c) the numerator of which shall be (i) the number of shares of Common Stock outstanding immediately prior to such issue or sale plus (ii) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such Additional Shares of Common Stock so issued or sold would purchase at such Current Market Price, and

              (d) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale,

PROVIDED that, for the purposes of this Section 2.2.1, (x) immediately after any Additional Shares of Common Stock are deemed to have been issued pursuant to Section 2.3 or 2.4, such Additional Shares shall be deemed to be outstanding, and (y) treasury shares shall not be deemed to be outstanding.

                    (i) EXTRAORDINARY DIVIDENDS AND DISTRIBUTIONS. In case the Company at any time or from time to time after the date hereof shall declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of other or additional stock or other securities or property by way of dividend or spin-off, reclassification, recapitalization or similar corporate rearrangement) on the Common Stock, other than dividends or distributions payable in Additional Shares of Common Stock and other than cash dividends or other cash distributions, which do not constitute Extraordinary Cash Dividends, then, and in each such case, subject to Section 2.7, the Warrant Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of any class of securities entitled to receive such dividend or distribution shall be reduced, effective as of the close of business on such record date, to a price (calculated to the nearest
 .001 of a cent) determined by multiplying such Warrant Price by a fraction

          (x) the numerator of which shall be the Current Market Price in effect on such record date or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading, less an amount equal to the fair market value of such dividend or distribution as of the payment date of such dividends or distributions (as determined in good faith by the Board of Directors of the Company) applicable to one share of Common Stock, and

          (y) the denominator of which shall be such Current Market Price.

          1.2. TREATMENT OF OPTIONS AND CONVERTIBLE SECURITIES. In case the Company at any time or from time to time after the date hereof shall issue, sell, grant or assume, or shall fix a record date for the determination of holders of any class of securities entitled to receive, any Options or Convertible Securities, then, and in each such case, the maximum number of Additional Shares of Common Stock (as set forth in the instrument relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue, sale, grant or assumption or, in case such a record date shall have been fixed, as of the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading), PROVIDED that such Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 2.5) of such shares would be less than the Current Market Price immediately prior to such issue, sale, grant or assumption or immediately prior to the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading), as the case may be, and PROVIDED, FURTHER, that in any such case in which Additional Shares of Common Stock are deemed to be issued

          (a) no further adjustment of the Warrant Price shall be made upon the subsequent issue or sale of Convertible Securities or shares of Common Stock upon the exercise of such Options or the conversion or exchange of such Convertible Securities;

          (b) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of Additional Shares of Common Stock issuable, upon the exercise, conversion or exchange thereof (by change of rate or otherwise), the Warrant Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options, or the rights of conversion or exchange under such Convertible Securities, which are outstanding at such time;

          (c) upon the expiration (or purchase by the Company and cancellation or retirement) of any such Options which shall not have been exercised or the expiration of any rights of conversion or exchange under any such Convertible Securities which (or purchase by the Company and cancellation or retirement of any such Convertible Securities the rights of conversion or exchange under which) shall not have been exercised, the Warrant Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration (or such cancellation or retirement, as the case may be), be recomputed as if:

               (i) in the case of Options for Common Stock or Convertible Securities, the only Additional Shares of Common Stock issued or sold were the Additional Shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue or sale of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

               (ii) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued or sold upon the exercise of such Options were issued at the time of the issue, sale, grant or assumption of such Options, and the consideration received by the Company for the Additional Shares of Common Stock deemed to have then been issued was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company (pursuant to Section 2.5) upon the issue or sale of such Convertible Securities with respect to which such Options were actually exercised;

               (d) no readjustment pursuant to subdivision (b) or (c) above shall have the effect of increasing the Warrant Price by an amount in excess of the amount of the adjustment thereof originally made in respect of the issue, sale, grant or assumption of such Options or Convertible Securities; and

               (e) in the case of any such Options which expire by their terms not more than 45 days after the date of issue, sale, grant or assumption thereof, no adjustment of the Warrant Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in subdivision (c) above.

          1.3. TREATMENT OF STOCK DIVIDENDS, STOCK SPLITS, ETC. In case the Company at any time or from time to time after the date hereof shall declare or pay any dividend on the Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then, and in each such case, Additional Shares of Common Stock shall be deemed to have been issued (a) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or (b) in the case of any such subdivision, at the close of business on the day immediately prior to the day upon which such corporate action becomes effective.

          1.4.  COMPUTATION OF CONSIDERATION.  For the purposes of this
Section 2,

          (a) the consideration for the issue or sale of any Additional Shares of Common Stock shall, irrespective of the accounting treatment of such consideration,

               (i) insofar as it consists of cash, be computed at the net amount of cash received by the Company, without deducting any expenses paid or incurred by the Company or any commissions or compensations paid or concessions or discounts allowed to underwriters, dealers or others performing similar services in connection with such issue or sale,

               (ii) insofar as it consists of property (including securities) other than cash, be computed at the fair value thereof at the time of such issue or sale, as determined in good faith by the Board of Directors of the Company, and

               (iii) in case Additional Shares of Common Stock are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be the portion of such consideration so received, computed as provided in clauses (i) and (ii) above, allocable to such Additional Shares of Common Stock, all as determined in good faith by the Board of Directors of the Company;

          (b) Additional Shares of Common Stock deemed to have been issued pursuant to Section 2.3, relating to Options and Convertible Securities, shall be deemed to have been issued for a consideration per share determined by dividing

               (i) the total amount, if any, received and receivable by the Company as consideration for the issue, sale, grant or assumption of the Options or Convertible Securities in question, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration to protect against dilution) payable to the Company upon the exercise in full of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, in each case computing such consideration as provided in the foregoing subdivision (a), by

               (ii) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number to protect against dilution) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities; and

         (c) Additional Shares of Common Stock deemed to have been issued pursuant to Section 2.4, relating to stock dividends, stock splits, etc., shall be deemed to have been issued for no consideration.

          1.5. ADJUSTMENTS FOR COMBINATIONS, ETC. In case the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Warrant Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

          1.6. MINIMUM ADJUSTMENT OF WARRANT PRICE. If the amount of any adjustment of the Warrant Price required pursuant to this Section 2 would be less than one percent (1%) of the Warrant Price in effect at the time such adjustment is otherwise so required to be made, such amount shall be carried forward and adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate at least one percent (1%) of such Warrant Price.

     2.  CONSOLIDATION, MERGER, ETC.

          2.1 ADJUSTMENTS FOR CONSOLIDATION, MERGER, SALE OF ASSETS, REORGANIZATION, ETC. In case the Company after the date hereof (a) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation of such consolidation or merger, or (b) shall permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, the Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (c) shall transfer all or substantially all of its properties or assets to any other Person in a transaction or series of transactions in connection with which the Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (d) shall effect a capital reorganization or reclassification of the Common Stock (other than a capital reorganization or reclassification resulting in the issue of Additional Shares of Common Stock for which adjustment in the Warrant Price is provided in Section 2.2.1 or 2.2.2), then, and in the case of each such transaction, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the holder of this Warrant, upon the exercise hereof at any time after the consummation of such transaction, shall be entitled to receive (at the aggregate Warrant Price in effect at the time of such consummation for all Common Stock issuable upon such exercise immediately prior to such consummation), in lieu of the Common Stock issuable upon such exercise prior to such consummation, the highest amount of securities, cash or other property to which such holder would actually have been entitled as a shareholder upon such consummation if such holder had exercised the rights represented by this Warrant immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in Sections 2 through 4, PROVIDED that if a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock, and if the holder of such Warrants so designates in a notice given to the Company on or before the date immediately preceding the date of the consummation of such transaction, the holder of such Warrants shall be entitled to receive the highest amount of securities, cash or other property to which such holder would actually have been entitled as a shareholder if the holder of such Warrants had exercised such Warrants prior to the expiration of such purchase, tender or exchange offer and accepted such offer, subject to adjustments (from and after the consummation of such purchase, tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in Sections 2 through 4.

          2.2. ASSUMPTION OF OBLIGATIONS. Notwithstanding anything contained in the Warrants to the contrary, the Company will not effect any of the transactions described in clauses

(a) through (d) of Section 3.1 unless, prior to the consummation thereof, each Person (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the holder of this Warrant, (a) the obligations of the Company under this Warrant (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Warrant), (b) the obligations of the Company under the Registration Rights Agreement and (c) the obligation to deliver to such holder such shares of stock, securities, cash or property as, in accordance with the foregoing provisions of this Section 3, such holder may be entitled to receive, and such Person shall have similarly delivered to such holder an opinion of counsel for such Person, which counsel shall be reasonably satisfactory to such holder, stating that this Warrant shall thereafter continue in full force and effect and the terms hereof (including, without limitation, all of the provisions of this Section 3) shall be applicable to the stock, securities, cash or property which such Person may be required to deliver upon any exercise of this Warrant or the exercise of any rights pursuant hereto.

     3. OTHER DILUTIVE EVENTS. In case any event shall occur as to which the provisions of Section 2 or Section 3 are not strictly applicable but the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles of such sections, then, in each such case, the Company shall appoint a firm of independent certified public accountants of recognized national standing (which may be the regular auditors of the Company), which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in Sections 2 and 3, necessary to preserve, without dilution, the purchase rights represented by this Warrant. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the holder of this Warrant and shall make the adjustments described therein.

     4. NO DILUTION OR IMPAIRMENT. The Company will not, by amendment of its articles or certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not permit the par value of any shares of stock receivable upon the exercise of this Warrant to exceed the amount payable therefor upon such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the exercise of the Warrants from time to time outstanding, and (c) will not take any action which results in any adjustment of the Warrant Price if the total number of shares of Common Stock issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock then authorized by the Company's articles or certificate of incorporation and available for the purpose of issue upon such exercise.

     5. ACCOUNTANTS' REPORT AS TO ADJUSTMENTS. In each case of any adjustment or readjustment in the shares of Common Stock issuable upon the exercise of this Warrant, the Company at its expense will promptly compute such adjustment or readjustment in accordance with the terms of this Warrant and cause independent certified public accountants of recognized national standing (which may be the regular auditors of the Company) selected by the Company to verify such computation (other than any computation of the fair value of property as determined in good faith by the Board of Directors of the Company) and prepare a report setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and (c) the Warrant Price in effect immediately prior to such issue or sale and as adjusted and readjusted (if required by Section 2) on account thereof. The Company will forthwith mail a copy of each such report to each holder of a Warrant and will, upon the written request at any time of any holder of a Warrant, furnish to such holder a like report setting forth the Warrant Price at the time in effect and showing in reasonable detail how it was calculated. The Company will also keep copies of all such reports at its principal office and will cause the same to be available for inspection at such office during normal business hours by any holder of a Warrant or any prospective purchaser of a Warrant designated by the holder thereof.

     6.  NOTICES OF CORPORATE ACTION.  In the event of

          (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

          (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger involving the Company and any other Person or any transfer of all or substantially all the properties or assets of the Company to any other Person, or

          (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company will mail to each holder of a Warrant a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, and (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least 20 days prior to the date therein specified, in the case of any date referred to in the foregoing subdivision (i), and at least 90 days prior to the date therein specified, in the case of the date referred to in the foregoing subdivision (ii).


     7. REGISTRATION OF COMMON STOCK. The shares of Common Stock issuable upon exercise of this Warrant shall constitute Registrable Securities (as such term is defined in the Registration Rights Agreement). Each holder of this Warrant shall be entitled to all of the benefits afforded to a holder of any such Registrable Securities under the Registration Rights Agreement and such holder, by its acceptance of this Warrant, agrees to be bound by and to comply with the terms and conditions of the Registration Rights Agreement applicable to such holder as a holder of such Registrable Securities. At any such time as Common Stock is listed on any national securities exchange, the Company will, at its expense, obtain promptly and maintain the approval for listing on each such exchange, upon official notice of issuance, the shares of Common Stock issuable upon exercise of the then outstanding Warrants and maintain the listing of such shares after their issuance.

     8.  RESTRICTIONS ON TRANSFER.


          8.1  RESTRICTIVE LEGENDS.  Except as otherwise permitted by this
Section 9, each certificate for Common Stock issued upon the exercise of any Warrant, and each certificate issued upon the transfer of any such Common Stock, shall be stamped or otherwise imprinted with a legend in substantially the following form:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933 and may not be transferred in the absence of such registration or an exemption therefrom under such Act. Such shares may be transferred only in compliance with the conditions specified in the Common Stock Purchase Warrant issued by PMC International, Inc. A complete and correct copy of the form of such Warrant is available for inspection at the principal office of PMC International, Inc. and will be furnished to the holder of such shares upon written request and without charge."

          8.2. NOTICE OF PROPOSED TRANSFER; OPINIONS OF COUNSEL. Prior to any transfer of any Warrant, the holder thereof will give written notice to the Company of such holder's intention to effect such transfer and shall deliver an opinion of counsel (which may be counsel to the Company), in form and substance reasonably satisfactory to the Company, to the effect that the proposed transfer may be effected without registration of such Warrant or Common Stock issued upon the exercise of any Warrant under the Securities Act or applicable state securities laws. Each certificate issued upon or in connection with the transfer of any Warrant or Common Stock issued upon the exercise of any Warrant shall bear the appropriate restrictive legend set forth on the face of this Warrant or in Section 9.1, unless in the opinion of such counsel such legend is no longer required to insure compliance with the Securities Act. The Company will pay the reasonable fees and disbursements of counsel (other than house counsel) in connection with any and all opinions rendered by such counsel pursuant to this Section 9.2.

          8.3.  TERMINATION OF RESTRICTIONS. The restrictions imposed by this
Section 9 upon the transferability of any Warrant or Common Stock issued upon the exercise of any Warrant shall cease and terminate as to any particular Warrant or Common Stock issued upon the exercise of any Warrant (a) when such securities shall have been effectively registered under the Securities Act, or (b) when, in the opinion of counsel in form and substance reasonably satisfactory to the Company, such restrictions are no longer required in order to insure compliance with the Securities Act. Whenever such restrictions shall cease and terminate as to any Warrant or Common Stock issued upon the exercise of any Warrant, the holder thereof shall be entitled to receive from the Company, without expense (other than applicable transfer taxes, if any), new securities of like tenor not bearing the applicable legends required by Section 9.1.

     9. RESERVATION OF STOCK, ETC. The Company will at all times reserve and keep available, solely for issuance and delivery upon exercise of the Warrants, the number of shares of Common Stock from time to time issuable upon exercise of all Warrants at the time outstanding. All shares of Common Stock issuable upon exercise of any Warrants shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable with no liability on the part of the holders thereof.

     10.  REGISTRATION AND TRANSFER OF WARRANTS, ETC.

          10.1. WARRANT REGISTER; OWNERSHIP OF WARRANTS. The Company will keep at its principal office a register in which the Company will provide for the registration of Warrants and the registration of transfers of Warrants. The Company may treat the Person in whose name any Warrant is registered on such register as the owner thereof for all other purposes, and the Company shall not be affected by any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes. Subject to Section 9, a Warrant, if properly assigned, may be exercised by a new holder without a new Warrant first having been issued.

          10.2. TRANSFER AND EXCHANGE OF WARRANTS. Upon surrender of any Warrant for registration of transfer or for exchange to the Company at its principal office, the Company at its expense will (subject to compliance with Section 9, if applicable) execute and deliver in exchange therefor a new Warrant or Warrants of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

          10.3 REPLACEMENT OF WARRANTS. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant, upon delivery of an indemnity bond in such reasonable amount as the Company may determine, or, in the case of any such mutilation, upon the surrender of such Warrant for cancellation to the Company at its principal office, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

     11. DEFINITIONS. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

     ADDITIONAL SHARES OF COMMON STOCK: All shares (including treasury shares) of Common Stock issued or sold (or, pursuant to Section 2.3 or 2.4, deemed to be issued) by the Company after the date hereof, whether or not subsequently reacquired or retired by the Company, other than

          (a) shares issued upon: the exercise of this Warrant; the exercise of any other Warrants issued by the Company in connection with the New Bridge Loan (as such term is defined in the Private Placement Memorandum); the Restructuring (as such term is defined in the Private Placement Memorandum); or as compensation to Keefe, Bruyette & Woods, Inc. in connection with the Offering (as such term is defined in the Private Placement Memorandum); the exercise of Options and warrants issued by the Company in connection with debt financings of the Company that are outstanding as of the date hereof; and the exchange of shares of the Company's Series A Preferred Stock (whether occurring before or after the date hereof);

          (b) up to (i) 1,000,000 shares issued upon exercise of Options granted to David Andrus but only if and to the extent granted as contemplated by the Private Placement Memorandum (without any amendments or supplements thereto) and (ii) 1,750,000 shares issued upon exercise of Options granted to the Company's employees, consultants or directors under bona fide benefit plans adopted by the Board of Directors and approved by the holders of Common Stock when required by law, but only if and to the extent that the exercise price in respect of any Option equals or exceeds the Market Price on the date of the grant of such Option;

          (c) shares issued to shareholders of any entity which merges into the Company in proportion to their stock holdings in such entity immediately prior to such merger, upon such merger

          (d) shares issued by the Company in the Offering (including any shares that may be issued as a result of the Company failing to comply with certain provisions of the Registration Rights Agreement);

          (e) shares issued in a bona fide public offering pursuant to a firm commitment underwriting, but only if and to the extent that the consideration received by the Company in respect of each share so issued (as determined pursuant to Section 2.5) equals or exceeds 95% of the Current Market Price;

          (f) shares issued in a bona fide private placement through a placement agent which is a member firm of the NASD or by the Company, but only if and to the extent that the consideration received by the Company in respect of each share so issued (as determined pursuant to Section 2.5) equals or exceeds 90% of the Current Market Price;

          (g) such additional number of shares as may become issuable upon the exercise of any of the securities referred to in the foregoing clauses (a) and (b) by reason of adjustments required pursuant to anti-dilution provisions applicable to such securities as in effect on the date hereof.

     BUSINESS DAY: Any day other than a Saturday or a Sunday or a day on which commercial banking institutions in Denver, Colorado are authorized by law to be closed. Any reference to "days" (unless Business Days are specified) shall mean calendar days.

     COMMON STOCK: As defined in the introduction to this Warrant, such term to include any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock, and all other stock of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

     COMPANY: As defined in the introduction to this Warrant, such term to include any corporation which shall succeed to or assume the obligations of the Company hereunder in compliance with Section 3.

     CONVERTIBLE SECURITIES: Any evidences of indebtedness, shares of stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock.

     CURRENT MARKET PRICE: On any date specified herein, the average daily Market Price during the period of the most recent 20 days, ending on such date, on which the national securities exchanges were open for trading, except that if no Common Stock is then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, the Current Market Price shall be the Market Price on such date.

     EXTRAORDINARY CASH DIVIDEND: Any cash dividend or distribution with respect to the Common Stock the amount of which exceeds, when aggregated with all other such dividends or distributions paid on the Common Stock over the 365-day period immediately preceding the record date for such dividend or distribution, on a per share basis, the lesser of (i) 25% of the consolidated net income of the Company for the four fiscal quarters immediately preceding the record date for such dividend or distribution and (ii) 8% of the average of the Market Prices of the Common Stock on each trading day during the 365-day period referred to above.

     MARKET PRICE: On any date specified herein, the amount per share of the Common Stock, equal to (a) the last sale price of such Common Stock, regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which such Common Stock is then listed or admitted to trading, or (b) if such Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the NASD, the last trading price of the Common Stock on such date, or (c) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the closing bid and asked prices of the Common Stock on such date as shown by the NASD automated quotation system, or (d) if such Common Stock is not then listed or admitted to trading on any national exchange or quoted in the over-the-counter market, the higher of (x) the book value thereof as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Company as of the last day of any month ending within 60 days preceding the date as of which the determination is to be made or (y) the fair value thereof determined in good faith by the Board of Directors of the Company as of a date which is within 18 days of the date as of which the determination is to be made.

     NASD:  The National Association of Securities Dealers, Inc.

     OPTIONS: Rights, options or warrants to subscribe for, purchase or otherwise acquire either Additional Shares of Common Stock or Convertible Securities.

     PERSON: A corporation, an association, a partnership, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

     PRIVATE PLACEMENT MEMORANDUM: The Private Placement Memorandum of the Company, dated as of November 11, 1996, and any amendments or supplements thereto.

     REGISTRATION RIGHTS AGREEMENT: The Registration Rights Agreement between the company and Bedford Capital Financial Corporation dated as of December 24, 1996.

     SECURITIES ACT: The Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

     WARRANT PRICE:  As defined in Section 2.1.

     WARRANT:  As defined in the introduction to this Warrant.

     12. REMEDIES. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

     13. NO RIGHTS OR LIABILITIES AS STOCKHOLDER. Nothing contained in this Warrant shall be construed as conferring upon the holder hereof any rights as a stockholder of the Company or as imposing any obligation on such holder to purchase any securities or as imposing any liabilities on such holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

     14. NOTICES. All notices and other communications under this Warrant shall be in writing and shall be delivered, or mailed by registered or certified mail, return receipt requested, by a nationally recognized overnight courier, postage prepaid, addressed (a) if to any holder of any Warrant, at the registered address of such holder as set forth in the register kept at the principal office of the Company, or (b) if to the Company, to the attention of its President at its principal office, PROVIDED that the exercise of any Warrant shall be effective in the manner provided in
Section 1.

     15. AMENDMENTS. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

     17. DESCRIPTIVE HEADINGS. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

     18. GOVERNING LAW. THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF COLORADO, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

     IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first set forth above.

                                       PMC INTERNATIONAL, INC.


                                       By: /s/ KENNETH S. PHILLIPS
                                          ---------------------------------
                                          Kenneth S. Phillips
                                          President and CEO

                              FORM OF ASSIGNMENT

                 [To be executed only upon transfer of Warrant]


For value received, the undersigned registered holder of the within Warrant hereby sells, assigns and transfers unto _____________ ____________ the right represented by such Warrant to purchase ______ shares of Common Stock of PMC International, Inc. to which such Warrant relates, and appoints _____________________________ Attorney to make such transfer on the books of PMC International, Inc. maintained for such purpose, with full power of substitution in the premises.


Dated:                        ---------------------------------------------
                              (Signature must conform in all respects
                               to name of holder as specified on the
                               face of Warrant)


                              ---------------------------------------------
                                    (Street Address)


                              ---------------------------------------------
                                    (City)(State)(Zip Code)

Signed in the presence of:

--------------------------------

                            FORM OF SUBSCRIPTION

               [To be executed only upon exercise of Warrant]


To PMC International, Inc.,

The undersigned registered holder of the within Warrant hereby irrevocably exercises such Warrant for, and purchases thereunder, ______* shares of Common Stock of PMC International, Inc. and herewith makes payment of $______ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to ________________________, whose address is
______________________.



Dated:                        ---------------------------------------------
                              (Signature must conform in all respects
                               to name of holder as specified on the
                               face of Warrant)


                              ---------------------------------------------
                                    (Street Address)


                              ---------------------------------------------
                                    (City)(State)(Zip Code)


---------------------------

* Insert here the number of shares called for on the face of this Warrant (or, in the case of a partial exercise, the portion thereof as to which this Warrant is being exercised), in either case without making any adjustment for Additional Shares of Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of this Warrant, may be delivered upon exercise. In the case of partial exercise, a new Warrant or Warrants will be issued and delivered, representing the unexercised portion of the Warrant, to the holder surrendering the Warrant.